UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-190456	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 080086

(Address of Principal Executive Offices)

(856) 848-2116

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2016, Akers Biosciences, Inc. (the “Company”) entered into a Settlement Deed (the “Settlement Agreement”) by and among the Company, Chuberworkx Guernsey Limited (“Chube”), Thirty Six Strategies, LLC (“36S”), Gavin Moran (“Mr. Moran”) and Frank Runge (“Mr. Runge”) (each, a “Party” and, collectively, the “Parties”) to resolve disputes related to (i) the Company’s claims brought against Chube in United States District Court, District of New Jersey for outstanding amounts due to the Company pursuant to that certain promissory note (the “Note”) issued in favor of Chube on December 31, 2014 (“Dispute 1”); (ii) various claims brought by Chube against the Company brought in The High Court of Justice, Queen’s Bench Division Commercial Court, Royal Courts of Justice, United Kingdom arising out that certain Licensing and Supply agreement, as amended (the “License Agreement”), pursuant to which Chube was granted a worldwide, exclusive license to import, offer for sale, sell, distribute, use, promote or label certain products using the Company’s intellectual property in a suit brought in The High Court of Justice, Queen’s Bench Division Commercial Court, Royal Courts of Justice, United Kingdom (“Dispute 2”) and (iii) various claims brought by the Company against 36S, Mr. Moran and Mr. Runge in the United States District Court, District of New Jersey, related to that certain Distribution Agreement entered into by and between the Company and 36S on October 5, 2015 (“Dispute 3” and, together with Dispute 1 and Dispute 2, the “Disputes”).

Pursuant to the Settlement Agreement, all of the Disputes have been settled and all of the proceedings related to such have been dismissed. Under the terms of the Settlement Agreement, the Company will recover the full outstanding principal amount of the Note during the 2016 fiscal year in the form of $750,000 worth of BreathScan® Alcohol Detector stock to inventory (which the Company intends to subsequently sell) and $500,000 in cash (the “Cash Payment”). In addition, the Settlement Agreement also allows the Company to market and sell all of the Company’s breath technology tests worldwide, unencumbered by any past and/or future claims by Chube under the Licensing Agreement. Pursuant to the Settlement Agreement, Chube no longer holds any rights pertaining to the Company’s BreathScan® technology.

In return for the Company regaining the full rights to sell its breath technology products, among other things, Chube will receive a royalty of 5% of the Company’s gross revenues (the “Chube Royalty”) totaling $5,000,000, after which Chube will no longer be entitled to receive any royalties and the Company shall have no further obligations to Chube. The Settlement Agreement further allows the Company to retain 50% of the Chube Royalty until the Cash Payment has been made.

In connection with the Settlement Agreement, on August 17, 2016, the Company and Chube entered into a Security Agreement pledging all of the Company’s assets including all inventory and receivables (but excluding the specific assets referred to in the Settlement Agreement) in order to secure the Chube Royalty. Upon payment of the Chube Royalty to Chube the Security Agreement is terminated and the Company’s assets become unencumbered.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: August 19, 2016	By:	/s/ John Gormally
John Gormally
Chief Executive Officer